Exhibit 99.1

HANMI FINANCIAL CORPORATION REPORTS
RECORD NET INCOME OF $36.7 MILLION FOR 2004;

EARNINGS PER SHARE INCREASE TO $0.84

     LOS ANGELES – January 27, 2005 – Hanmi Financial Corporation (NASDAQ:HAFC), the holding company for Hanmi Bank, today reported record net income for the year ended December 31, 2004 of $36.7 million, an increase of 91.0 percent compared to 2003 net income of $19.2 million. Earnings per share were $0.84 (diluted), compared to $0.67 (diluted) in 2003. Earnings per share reflect a two-for-one stock split declared on January 19, 2005.

     For the three months ended December 31, 2004, net income was $11.7 million, an increase of 130.5 percent compared to net income of $5.1 million in the same period of 2003. Earnings per share were $0.23 (diluted), compared to $0.18 (diluted) in the same period of 2003.

     “At December 31, 2004, Hanmi reported the strongest quarter, and the strongest year, in its 22 year history,” said Sung Won Sohn, President and Chief Executive Officer. “Much of the improvement came, of course, from the merger with Pacific Union Bank, completed last April. A testament to the merits of the merger — and to the strength of Hanmi’s core business — can be found both in the growth in assets, to a record $3.1 billion, and in the growth in net income, to a record $36.7 million. Even more telling, perhaps, is the year-over-year improvement of 60 basis points in our net interest margin, to 4.29 percent for fiscal 2004. Although the merger was modestly accretive to earnings in the fourth quarter, we have yet to realize its full benefit; for there are, we believe, further operating efficiencies to be achieved in 2005.

FOURTH QUARTER HIGHLIGHTS

•	Fourth quarter 2004 pre-tax income increased 88.9 percent to $18.7 million, compared to $9.9 million during the same quarter in 2003.

•	Fourth quarter 2004 net interest income before provision for credit losses increased 89.8 percent to $30.9 million from $16.3 million during the same quarter in 2003.

•	Return on average assets for the fourth quarter was 1.51 percent, compared to 1.42 percent for the third quarter of 2004 and 1.15 percent for the same quarter in 2003.

•	Return on average equity was 11.86 percent compared to 11.68 percent for the third quarter of 2004.

•	Net interest margin increased to 4.57 percent from 4.40 percent for the third quarter of 2004 and 3.94 percent for the same quarter last year.

•	Total assets increased to $3.10 billion at December 31, 2004 from $3.09 billion at September 30, 2004 and $1.79 billion at December 31, 2003.

•	The loan portfolio decreased by $15.1 million, or 0.7 percent, during the fourth quarter to $2.23 billion from $2.25 billion at September 30, 2004.

•	Deposits grew by $124.1 million, or 5.2 percent, during the fourth quarter to $2.53 billion from $2.40 billion at September 30, 2004.

•	The efficiency ratio improved to 49.51 percent from 51.16 percent for the third quarter of 2004, but increased from 48.18 percent for the same quarter in 2003.

FULL-YEAR HIGHLIGHTS

•	Full-year pre-tax income increased 88.6 percent to $59.7 million, compared to $31.6 million in 2003.

•	Net interest income before provision for credit losses increased 80.3 percent to $101.6 million from $56.3 million in 2003.

•	Return on average assets for 2004 was 1.37 percent, compared to 1.18 percent for 2003.

•	Return on average equity was 12.51 percent, compared to 14.51 percent for 2003.

•	Net interest margin increased to 4.29 percent from 3.69 percent for 2003.

•	The efficiency ratio increased to 51.54 percent from 51.31 percent in 2003.

•	Completed the acquisition of Pacific Union Bank (“PUB”).

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES

     Net interest income before provision for credit losses was $30.9 million for the fourth quarter of 2004, an increase of $14.6 million, or 89.8 percent, compared with $16.3 million for the same quarter in 2003. Net interest income before provision for credit losses for the full year increased by $45.2 million, or 80.3 percent, to $101.6 million compared with $56.3 million for 2003. The increase in net interest income was primarily due to an increase in average interest-earning assets and three 25-basis point increases during the third quarter and two 25-basis point increases during the fourth quarter in Hanmi Bank’s prime rate. The net interest margin was 4.57 percent for the fourth quarter of 2004 and 4.29 percent for the full year, compared to 3.94 percent and 3.69 percent, respectively, during the same periods a year ago.

     Average interest-earning assets increased by $1.05 billion, or 63.6 percent, over the fourth quarter of 2003 and provided an additional $20.2 million of interest income compared with the fourth quarter of 2003. The majority of this growth was funded by a $961.6 million, or a 64.1 percent, increase in average deposits.

PROVISION FOR CREDIT LOSSES

     The provision for credit losses represents the charge against current earnings that is determined by management, through a disciplined credit review process, to be the amount needed to maintain an allowance that is sufficient to absorb probable loan losses inherent in the Company’s loan portfolio. The provision for credit losses was $1.2 million in the fourth quarter of 2004 compared with $1.3 million in the fourth quarter of 2003. As discussed below, non-performing loans decreased to 0.27 percent of the loan portfolio and 26.49 percent of the allowance for loan losses at December 31, 2004.

NON-INTEREST INCOME

     Non-interest income increased by $3.1 million, or 57.9 percent, to $8.4 million in the fourth quarter of 2004 compared with $5.3 million for the same quarter in 2003. The increase was mainly due to an increase of $1.4 million, or 51.0 percent, in service charges on deposit accounts, which was substantially attributable to the merger with PUB, and an increase of $0.8 million, or 154.4 percent, in gain on sales of loans.

NON-INTEREST EXPENSES

     Non-interest expenses increased by $9.0 million, or 87.0 percent, to $19.5 million in the fourth quarter of 2004 compared with $10.4 million for the same quarter in 2003. Salaries and employee benefits increased 83.4 percent to $10.5 million, and occupancy and equipment expense increased 69.9 percent to $2.3 million, mainly due to the effect of the merger with PUB. The efficiency ratio improved to 49.51 percent from 51.16 percent in the third quarter of 2004, but increased from 48.18 percent in the same quarter in 2003.

     The sequential improvement in the efficiency ratio reflects a decrease in supplies and communications expense of $507,000, or 51.7 percent, and a decrease in data processing expense of $213,000, or 14.9 percent, offset by an increase in salaries and employee benefits of $921,000, or 9.7 percent, attributable to executive severance, compared to the third quarter of 2004. On January 22, 2005, the Company closed its Eleventh and Maple Street branch in Los Angeles, as planned, and completed its post-merger staff reduction program. As of such date, its headcount totaled 521 employees.

INCOME TAXES

     The provision for income taxes was $23.0 million at a 38.5 percent effective tax rate for 2004, compared to $12.4 million at a 39.3 percent effective tax rate for 2003.

FINANCIAL POSITION

     Total assets of $3.10 billion at December 31, 2004 were comparable to the September 30, 2004 balance and an increase of $1.32 billion over the pre-merger December 31, 2003 balance of $1.79 billion.

     At December 31, 2004, net loans totaled $2.23 billion, an increase of $986.4 million, or 79.0 percent, from $1.25 billion at December 31, 2003. The majority of the growth was in commercial and real estate loans, which resulted primarily from the merger with PUB. Commercial loans grew by $507.3 million to $1,218.3 million at December 31, 2004, compared to $711.0 million at December 31, 2003. Real estate loans increased by $457.5 million to $956.8 million at December 31, 2004, compared to $499.4 million at December 31, 2003.

     The growth in total assets was funded by increases in customer deposits of $1.1 billion, up 74.9 percent to $2.5 billion. These rising balances were led by increases in money market checking accounts of $407.6 million, up 197.8 percent to $613.7 million, time deposits of $363.9 million, up 54.5 percent to $1,031.7 million, non-interest-bearing accounts of $254.5 million, up 53.6 percent to $729.6 million, and savings accounts of $57.0 million, up 58.8 percent to $153.9 million.

     The Company’s borrowings mostly take the form of advances from the Federal Home Loan Bank of San Francisco (“FHLB”). Advances from the FHLB were $66.4 million at December 31, 2004, compared to $148.4 million at December 31, 2003.

ASSET QUALITY

     Total non-performing assets (“NPAs”), including accruing loans due 90 days or more, non-accrual loans and other real estate owned (“OREO”) assets, decreased by $2.7 million to $6.0 million at year-end 2004 from $8.7 million at December 31, 2003. Non-performing assets as a percentage of gross loans decreased to 0.27 percent at December 31, 2004 from 0.68 percent at December 31, 2003.

     At December 31, 2004, accruing loans 90 days or more past due were $208,000, down $349,000 from $557,000 at December 31, 2003. At December 31, 2004, non-accrual loans were $5.8 million, down $2.3 million from $8.1 million at December 31, 2003. There were no OREO assets at December 31, 2004 and 2003.

     At December 31, 2004, the allowance for loan losses was $22.7 million, and represented the amount needed to maintain an allowance that the Company believes should be sufficient to absorb probable loan losses inherent in its loan portfolio. In addition, the Company maintained a liability for off-balance sheet exposure totaling $1.8 million at December 31, 2004 and $1.4 million at December 31, 2003. The allowance for loan losses represented 1.00 percent of gross loans and 377.5 percent of non-performing loans at December 31, 2004. The comparable ratios were 1.06 percent of year-end 2003 gross loans and 154.1 percent of non-performing loans at December 31, 2003.

ABOUT HANMI FINANCIAL CORPORATION

     Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 22 full-service offices in Los Angeles, Orange, San Francisco, Santa Clara and San Diego counties. Hanmi Bank specializes in commercial, SBA, trade finance and consumer lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.

FORWARD-LOOKING STATEMENTS

     This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: risks associated with the Company’s acquisition of Pacific Union Bank, including potential deposit run-off; general economic and business conditions in those areas in which the Company operates; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to the Company’s real estate portfolio; risks associated with SBA loans; changes in governmental regulation; credit quality; the availability of capital to fund the expansion of the Company’s business; and changes in securities markets. In addition, Hanmi sets forth certain risks in its reports filed with the Securities and Exchange Commission, including the Company’s Form 10-Q for the quarter ended September 30, 2004 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which could cause actual results to differ from those projected.

CONTACT

Hanmi Financial Corporation

Michael J. Winiarski
Chief Financial Officer
(213) 351-9260

Stephanie Yoon
Investor Relations
(213) 351-9227

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, Except Per Share Data)

	For the Quarter Ended			For the Year Ended
	December 31,			December 31,
	2004	2003	% Change	2004	2003	% Change
	(Unaudited)			(Unaudited)
Interest Income	$41,620	$21,419	94.3%	$134,167	$77,123	74.0%
Interest Expense	10,687	5,121	108.7%	32,617	20,796	56.8%

Net Interest Income Before Provision for Credit Losses	30,933	16,298	89.8%	101,550	56,327	80.3%
Provision for Credit Losses	1,157	1,300	-11.0%	2,907	5,680	-48.8%

Net Interest Income After Provision for Credit Losses	29,776	14,998	98.5%	98,643	50,647	94.8%

Non-Interest Income:
Service Charges on Deposit Accounts	4,053	2,684	51.0%	14,441	10,339	39.7%
Trade Finance Fees	956	758	26.1%	4,044	2,887	40.1%
Remittance Fees	504	264	90.9%	1,653	952	73.6%
Other Service Charges and Fees	481	399	20.6%	1,685	1,513	11.4%
Bank-Owned Life Insurance Income	218	116	87.9%	731	499	46.5%
Other Income	789	298	164.8%	1,913	875	118.6%
Gain on Sales of Loans	1,343	528	154.4%	2,997	2,157	38.9%
Gain on Sales of Securities Available for Sale	10	244	-95.9%	134	1,094	-87.8%

Total Non-Interest Income	8,354	5,291	57.9%	27,598	20,316	35.8%

Non-Interest Expense:
Salaries and Employee Benefits	10,461	5,703	83.4%	33,540	21,214	58.1%
Occupancy and Equipment	2,282	1,343	69.9%	8,098	5,198	55.8%
Data Processing	1,214	770	57.7%	4,540	3,080	47.4%
Supplies and Communications	474	383	23.8%	2,433	1,496	62.6%
Professional Fees	585	229	155.5%	2,068	1,167	77.2%
Advertising and Promotional Expense	948	544	74.3%	3,001	1,635	83.5%
Loan Referral Fees	462	268	72.4%	1,554	921	68.7%
Amortization of Core Deposit Intangible	687	30	2190.0%	1,872	121	1447.1%
Other Operating Expense	2,338	1,132	106.5%	7,407	4,493	64.9%
Acquisition-Related Expenses	—	—	0.0%	2,053	—	0.0%

Total Non-Interest Expense	19,451	10,402	87.0%	66,566	39,325	69.3%

Income Before Provision for Income Taxes	18,679	9,887	88.9%	59,675	31,638	88.6%
Provision for Income Taxes	6,979	4,812	45.0%	22,975	12,425	84.9%

NET INCOME	$11,700	$5,075	130.5%	$36,700	$19,213	91.0%

Earnings Per Share: (1)
Basic	$0.24	$0.18	32.6%	$0.87	$0.68	27.0%
Diluted	$0.23	$0.18	32.3%	$0.84	$0.67	25.8%

Weighted-Average Shares Outstanding: (1)
Basic	49,170,938	28,288,994	73.8%	42,268,964	28,092,708	50.5%
Diluted	50,377,919	28,905,746	74.3%	43,517,257	28,662,026	51.8%

Shares Outstanding at Period-End (1)	49,330,704	28,326,820	74.1%	49,330,704	28,326,820	74.1%

(1)	Prior periods restated to reflect two-for-one stock splilt, to be effected in the form of a 100% stock dividend, declared on January 19, 2005 to stockholders of record as of January 31, 2005 and expected to occur on or about February 15, 2005.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

	December 31,	December 31,	%	September 30,	%
	2004	2003	Change	2004	Change
	(Unaudited)			(Unaudited)
ASSETS
Cash and Cash Equivalents	$127,164	$62,595	103.2%	$77,964	63.1%
Federal Reserve Bank and Federal Home Loan Bank Stock	21,961	10,355	112.1%	17,321	26.8%
Investment Securities	418,973	414,616	1.1%	440,166	-4.8%
Loans:
Loans, Net of Unearned Income	2,257,544	1,261,748	78.9%	2,273,867	-0.7%
Allowance for Loan and Lease Losses	22,702	13,349	70.1%	23,950	-5.2%

Net Loans	2,234,842	1,248,399	79.0%	2,249,917	-0.7%

Customers’ Liability on Acceptances	4,579	3,930	16.5%	5,420	-15.5%
Premises and Equipment, Net	19,691	8,435	133.4%	19,184	2.6%
Accrued Interest Receivable	10,029	6,686	50.0%	10,002	0.3%
Income Tax Assets	7,306	7,207	1.4%	9,958	-26.6%
Goodwill	209,643	1,831	11349.6%	209,592	0.0%
Core Deposit Intangible	11,476	212	5313.2%	12,163	-5.6%
Bank-Owned Life Insurance — Cash Surrender Value	21,868	11,137	96.4%	21,650	1.0%
Other Assets	16,656	11,736	41.9%	16,561	0.6%

Total Assets	$3,104,188	$1,787,139	73.7%	$3,089,898	0.5%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-Interest-Bearing	$729,583	$475,100	53.6%	$721,959	1.1%
Interest-Bearing	1,799,224	970,735	85.3%	1,682,704	6.9%

Total Deposits	2,528,807	1,445,835	74.9%	2,404,663	5.2%
Accrued Interest Payable	7,100	4,403	61.3%	6,274	13.2%
Acceptances Outstanding	4,579	3,930	16.5%	5,420	-15.5%
Other Borrowed Funds	69,293	182,999	-62.1%	192,133	-63.9%
Junior Subordinated Debentures	82,406	—	0.0%	82,406	0.0%
Other Liabilities	12,093	10,505	15.1%	8,883	36.1%

Total Liabilities	2,704,278	1,647,672	64.1%	2,699,779	0.2%
Shareholders’ Equity	399,910	139,467	186.7%	390,119	2.5%

Total Liabilities and Shareholders’ Equity	$3,104,188	$1,787,139	73.7%	$3,089,898	0.5%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in Thousands)

	As of and for the		As of and for the
	Quarter Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Average Balances:
Average Net Loans	$2,246,882	$1,212,017	$1,912,534	$1,103,765
Average Interest-Earning Assets	2,708,218	1,655,791	2,366,185	1,525,633
Average Assets	3,105,266	1,757,889	2,670,701	1,623,214
Average Deposits	2,462,909	1,501,303	2,129,724	1,416,564
Average Interest-Bearing Liabilities	1,950,290	1,149,242	1,687,688	1,057,249
Average Equity	394,488	139,311	293,313	132,369

Performance Ratios:
Return on Average Assets	1.51%	1.15%	1.37%	1.18%
Return on Average Equity	11.86%	14.57%	12.51%	14.51%
Efficiency Ratio	49.51%	48.18%	51.54%	51.31%
Net Interest Margin	4.57%	3.94%	4.29%	3.69%

Allowance for Loan Losses:
Balance at the Beginning of Period			$13,349	$11,254
Allowance for Loan Losses Acquired in PUB Acquisition			10,566	—
Provision Charged to Operating Expense			2,492	5,310
Charge-Offs, Net of Recoveries			(3,705)	(3,215)

Balance at the End of Period			$22,702	$13,349

Allowance for Loan Losses to Total Gross Loans			1.00%	1.06%
Allowance for Loan Losses to Total Non-Performing Loans			377.5%	154.1%

Reserve for Unfunded Commitments:
Balance at the Beginning of Period			$1,385	$1,015
Provision Charged to Operating Expense			415	370

Balance at the End of Period			$1,800	$1,385

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (Continued)
(Dollars in Thousands)

	As of and for the
	Year Ended
	December 31,
	2004	2003
Non-Performing Assets:
Non-Accrual Loans	$5,806	$8,104
Loans 90 Days or More Past Due and Still Accruing	208	557

Total Non-Performing Assets	$6,014	$8,661

Total Non-Performing Assets/Total Gross Loans	0.27%	0.68%
Total Non-Performing Assets/Total Assets	0.19%	0.48%

Loan Portfolio:
Real Estate Loans	$956,846	$499,377
Commercial and Industrial Loans	1,218,269	711,011
Consumer Loans	87,526	54,878

Total Gross Loans	2,262,641	1,265,266
Unearned Income on Loans, Net of Costs	(5,097)	(3,518)
Allowance for Loan Losses	(22,702)	(13,349)

Loans Receivable, Net	$2,234,842	$1,248,399

Loan Mix:
Real Estate Loans	42.29%	39.47%
Commercial and Industrial Loans	53.84%	56.19%
Consumer Loans	3.87%	4.34%

Total Gross Loans	100.00%	100.00%

Deposit Portfolio:
Demand — Non-Interest-Bearing	$729,583	$475,100
Money Market	613,662	206,086
Savings	153,862	96,869
Time Deposits of $100,000 or More	756,580	388,944
Other Time Deposits	275,120	278,836

Total Deposits	$2,528,807	$1,445,835

Deposit Mix:
Demand — Non-Interest-Bearing	28.85%	32.86%
Money Market	24.27%	14.25%
Savings	6.08%	6.70%
Time Deposits of $100,000 or More	29.92%	26.90%
Other Time Deposits	10.88%	19.29%

Total Deposits	100.00%	100.00%